EXHIBIT 99.1

Mid Penn Bancorp, Inc. Repurchases Its Entire $10 Million of Preferred Stock Issued Under TARP Capital Purchase Plan

MILLERSBURG, Pa., Dec. 28, 2012 (GLOBE NEWSWIRE) -- The Board of Directors of Mid Penn Bancorp, Inc. ("Mid Penn") (Nasdaq:MPB) today proudly announced that it has repurchased and redeemed all of its Series A Preferred Stock that was issued to the U.S. Treasury under the TARP Capital Purchase Program. Mid Penn repurchased the preferred stock for a price equal to the aggregate liquidation amount of $10 million, plus accrued but unpaid dividends of $59,722.22.

The redemption will eliminate approximately $500,000 in annual preferred dividends Mid Penn has paid on the preferred stock since its issuance.

"We are pleased and proud to make this announcement and we believe that our full repayment to TARP validates the strength and stability of Mid Penn," said President and CEO Rory G. Ritrievi. "The CPP program, instituted by the United States Treasury in 2008, allowed qualifying banks the opportunity to effectively stay in the lending business. Now, four years later, we feel it is in the best interests of our shareholders to thank the Federal Government by repaying that investment in full, even after paying all preferred dividends due over time. Mid Penn is in a position to do this as a result of successful years of income and capital preservation in 2010, 2011 and 2012."

In conjunction with Mid Penn's participation in TARP, in 2008 it issued to the U.S. Treasury a warrant to purchase up to 73,099 shares of common stock. Currently, Mid Penn intends to repurchase this warrant from the U.S. Treasury.

About Mid Penn Bank

Mid Penn Bank, a subsidiary of Mid Penn Bancorp, Inc. (Nasdaq:MPB), has been serving Central Pennsylvania since 1868. Headquartered in Millersburg, Pa., Mid Penn Bank has 14 retail locations in Cumberland, Dauphin, Northumberland and Schuylkill Counties. The bank offers a diverse portfolio of products and services to meet personal and business banking needs of the community. To learn more about Mid Penn Bank, visit midpennbank.com.

The Mid Penn Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6428

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Mid Penn to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words "expect", "anticipate", "intend", "plan", "believe", "estimate", and similar expressions are intended to identify such forward-looking statements.

Mid Penn's actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

  The effects of future economic conditions on Mid Penn and its customers;
  Governmental monetary and fiscal policies, as well as legislative and regulatory changes;
  The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
  The risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
  The effects of economic deterioration on current customers, specifically the effect of the economy on loan customers' ability to repay loans;
  The effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Mid Penn's market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;
  The costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
  Technological changes;
  Acquisitions and integration of acquired businesses;
  The failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
  Acts of war or terrorism;
  Volatilities in the securities markets; and
  Deteriorating economic conditions.

All written or oral forward-looking statements attributable to Mid Penn are expressly qualified in their entirety by these cautionary statements.

CONTACT: Rory G. Ritrievi
         (717) 692-7103
         rory.ritrievi@midpennbank.com